UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 30, 2022

CUMMINS INC.

(Exact name of registrant as specified in its charter)

Indiana	1-4949	35-0257090
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Jackson Street
P.O. Box 3005
Columbus, Indiana 47202-3005

(Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (812) 377-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Sections 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $2.50 par value	CMI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 30, 2022, certain subsidiaries of Cummins Inc. (the “Company”) entered into a $1 billion Credit Agreement (the “Credit Agreement”), consisting of a $400 million revolving credit facility and a $600 million term loan facility (the “Facilities”), in anticipation of the separation of the Company’s filtration business. Borrowings under the Credit Agreement will not become available under the Credit Agreement unless and until, among other things, there is a sale to the public of shares in the Company’s subsidiary that holds the filtration business (“Parent Borrower”). The Credit Agreement will automatically terminate if no such public sale of shares of Parent Borrower occurs on or prior to March 30, 2023. Borrowings under the Credit Agreement would be available to Parent Borrower and one or more of its subsidiaries (the “Borrowers”). If borrowings become available under the Credit Agreement, the Facilities would mature on September 30, 2027.

On or prior to the date that Parent Borrower ceases to be a subsidiary of the Company, the Borrowers would be required to pledge or cause to be pledged substantially all personal property assets of the Borrowers and certain of their domestic subsidiaries (other than certain specified excluded assets) to secure all borrowings and other obligations under the Credit Agreement. The Company would initially guarantee all borrowings and other obligations under the Credit Agreement pursuant to the Guaranty, dated as of September 30, 2022, made by the Company in connection with the Credit Agreement (the “Guaranty”). However, upon the satisfaction of certain collateral and subsidiary guarantee requirements under the Credit Agreement on or prior to the date that Parent Borrower ceases to be a subsidiary of the Company, the obligations of the Company under the Guaranty would automatically and immediately terminate unless the Company elected otherwise.

Borrowings under the Credit Agreement would bear interest at varying rates, depending on the type of loan and, in some cases, the rates of designated benchmarks and the applicable Borrower’s election. For all borrowings under the Credit Agreement, the applicable Borrower may choose among the following interest rates: (i) solely in the case of U.S. dollar-denominated loans, an interest rate equal to the highest of (1) the prime rate in effect from time to time, (2) the federal funds effective rate in effect from time to time plus 0.5%, (3) adjusted term SOFR for a one month interest period plus 1.00%, and (4) 1.00%, in each case plus a rate ranging from 0.125% to 0.750% depending on Parent Borrower’s net leverage ratio; (ii) an interest rate equal to (1) solely in the case of U.S. dollar-denominated loans, adjusted term SOFR (which includes a 0.10% credit spread adjustment to term SOFR) or (2) solely in the case of euro-denominated loans, EURIBOR, as applicable, in each case for the applicable interest period plus a rate ranging from 1.125% to 1.750% depending on Parent Borrower’s net leverage ratio (the “Applicable Rate”); or (iii) an interest rate equal to (1) solely in the case of U.S. dollar-denominated loans, adjusted daily SOFR or (2) solely in the case of pound sterling-denominated loans, adjusted SONIA, as applicable, in each case plus the Applicable Rate. Additionally, the Borrowers will pay (x) a quarterly commitment fee based on the actual daily amount of the available revolving credit facility commitment and (y) a ticking fee based on the commitments under the Credit Agreement, which shall accrue from September 30, 2022 to, but excluding, and shall be payable on, the earliest of (i) the date the conditions to the initial extension of credit under the Credit Agreement are satisfied or waived, (ii) the date the separation of the Company’s filtration business is consummated, and (iii) the date the commitments terminate.

The Credit Agreement contains customary covenants relating to Parent Borrower and its subsidiaries concerning, among other things, investments, dispositions of assets, indebtedness, liens on assets, and dividends and other distributions. The Credit Agreement also contains financial covenants requiring (i) the net leverage ratio of Parent Borrower, determined as of the end of each fiscal quarter, not to exceed 4.00 to 1.00 (or, at Parent Borrower’s election and subject to certain conditions, 4.50 to 1.00 for the period in which such election is made and the next succeeding three testing periods) and (ii) the interest coverage ratio of Parent Borrower, determined as of the end of each fiscal quarter, to be at least 3.00 to 1.00.

The Credit Agreement contains customary events of default. If an event of default occurs and is continuing, the lenders may, among other things, terminate their obligations under the Credit Agreement and require the Borrowers to repay all amounts thereunder. In addition, in the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization, the lenders’ obligations under the Credit Agreement will automatically terminate and all amounts outstanding under the Credit Agreement will automatically become due and payable.

The foregoing description of the Credit Agreement and Guaranty does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement and Guaranty filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits. - The exhibits below are filed herewith:

Exhibit Index

Exhibit No.	Description

Exhibit 10.1	Credit Agreement, dated as of September 30, 2022, among FILT Red, Inc., Cummins Filtration Inc., the lenders party thereto, and Bank of America, N.A., as administrative agent.

Exhibit 10.2	Guaranty, dated as of September 30, 2022, by Cummins Inc. in favor of Bank of America, N.A., as administrative agent for the lenders party to the Credit Agreement.

Exhibit 104	Cover Page Interactive Data File (the cover page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2022

CUMMINS INC.

/s/ Luther E. Peters
Luther E. Peters Vice President - Controller (Principal Accounting Officer)